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                                                                   EXHIBIT 99(i)


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                                            LAW OFFICES
                                          DYKEMA GOSSETT
                               PROFESSIONAL LIMITED LIABILITY COMPANY

ANN ARBOR, MICHIGAN                   400 Renaissance Center               GRAND RAPIDS, MICHIGAN
BLOOMFIELD HILLS, MICHIGAN                                                      LANSING, MICHIGAN
CHICAGO, ILLINOIS                   DETROIT, MICHIGAN 48243-1668                   WASHINGTON, DC

                                       TELEPHONE (313) 568-6800
                                       FACSIMILE (313) 568-6658
                                            WWW.DYKEMA.COM

                                October 30, 2002
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Board of Trustees
Ambassador Funds
211 West Fort Street, Suite 720
Detroit, MI 48226

              RE: AMBASSADOR FUNDS -- SHARES OF BENEFICIAL INTEREST

Dear Gentlemen:

         As counsel for Ambassador Funds, a Delaware business trust (the "Trust"), we have examined the proceedings taken and being taken for the registration by the Trust under the Securities Act of 1933, as amended, of an indefinite number of shares (the "Shares") of beneficial interest, no par value. The Shares have been so requested and the Trust is on this date filing a Post-Effective Amendment to its Registration Statement on Form N-1A (Reg. No. 333-36796)(the "Registration Statement"). We have examined all instruments, documents and records which, in our opinion, were necessary for the purpose of rendering this opinion. Based upon our examination, we are of the opinion that the Shares will be, if and when issued by the Trust in the manner and upon the terms set forth in the Registration Statement, validly authorized and issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement on Form N-1A, as it may be amended.

                                                          Sincerely,

                                                          DYKEMA GOSSETT PLLC



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